Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact Information:

At the Company:	Investor Relations:
Gregory S. Skinner	Matt Glover
Vice President Finance and CFO	949-574-3860
(650) 261-3677	LNDC@liolios.com

Landec to Convert GreenLine Brand to Eat Smart Brand in Retail Stores

as Online Eat Smart Consumer Marketing Program Delivers Repeated Sales Lift of 21%

Management Provides Update on Impact of El Nino on Produce Sourcing

MENLO PARK, CA – February 26, 2016 – Landec Corporation (NASDAQ: LNDC), a leading developer and marketer of innovative and proprietary products for healthy living applications in the food and biomedical markets, announces the strategic decision that its Apio Packaged Fresh Vegetables business will be converting its GreenLine® branded products for retail customers to its more nationally recognized Eat Smart® brand over the upcoming months and provides an update on the impact of El Nino on produce sourcing over the last two months.

Eat Smart products currently include fresh packaged vegetable salad kits, trays and bagged products with a variety of vegetables such as broccoli, cauliflower and snap peas. Apio’s GreenLine products consist of a family of fresh packaged bean products such as green beans, yellow beans, wax beans and French beans. By converting GreenLine to Eat Smart, Apio will offer one line of fresh vegetables for the consumer under a single brand. In addition, as Apio continues to spend marketing dollars to promote the Eat Smart brand directly with consumers, the bean product line will benefit from the growing consumer awareness of Eat Smart.

“Apio’s strategy is to develop innovative, high quality fresh produce products for consumers, with a focus on delivering high levels of service to our customers. Our decision to convert our bean products to the Eat Smart brand in retail stores is being driven by both favorable results from our online marketing and social networking programs and requests from our retail customers to deliver all our products under the Eat Smart brand,” said Molly Hemmeter, Landec’s President and CEO. “We recently completed our second online consumer marketing and social networking program in the last 12 months which was focused on Eat Smart branded products. This geo-targeted program was conducted for a three month period in the Eastern United States and Canada and delivered a 21% sales lift, repeating the 21% lift results that we experienced during the first program. In addition, major retail customers have requested that we consolidate the two product offerings under Eat Smart to deliver a more consistent on-shelf experience.

“The GreenLine brand has been a very successful brand which we obtained in our acquisition of GreenLine Holdings Company in April 2012. GreenLine will continue to be our brand in the foodservice channel, where the brand is highly recognized by foodservice operators. Over the past four years we have fully integrated our Eat Smart and GreenLine operations, logistics and distribution systems. We now have the capabilities of producing a variety of fresh packaged vegetable products in our processing facilities in California, Ohio and Pennsylvania.”

“When we acquired GreenLine in April 2012, the GreenLine tradename was valued at $36 million,” stated Greg Skinner, Landec’s Vice President of Finance and CFO. “Our decision to focus our sales and marketing efforts on the Eat Smart brand and to discontinue the GreenLine brand in retail will result in a $34 million one-time non-cash write-down of our tradename intangible assets for the quarter ended February 28, 2016.

“The acquisition of GreenLine has been very beneficial to Landec, not only financially, but also strategically and operationally. The products, infrastructure and customers added with this acquisition has enabled growth for all Apio products and provided the means to deliver these products at higher levels of service to our customers. Landec acquired GreenLine Holdings Company in April 2012 for a purchase price of $63 million. In turn, we have received, (1) over $90 million in annual incremental revenues, (2) over $8 million in annual incremental EBITDA, (3) a refrigerated logistics operation that is currently distributing more than 30% of our packaged fresh vegetable sales volumes, (4) three processing facilities and two distribution centers which now process and distribute a wide variety of Apio products that, if we had built and equipped on our own, would have cost approximately $50 million to replicate, plus these facilities were immediately operational, versus taking well over a year to be operational had we constructed and equipped them on our own, and (5) a complete work force in place that was fully trained at the time of the acquisition. In addition, many of the original GreenLine retail customers now offer Eat Smart products in their store as a result of our cross-selling efforts. We continue to be very pleased with our GreenLine acquisition.”

“The conversion of GreenLine products to the Eat Smart brand is one more step toward our future strategic direction,” added Hemmeter. “Apio will continue to deliver innovative, branded products to consumers. Consolidating our products under a single consumer brand will allow Apio’s resources to be focused on supporting Eat Smart and launching innovative new products that are healthy, convenient and delicious.”

Management Update

“We have developed future plans and strategies that we believe are exciting, innovative and achievable; however, this fiscal year continues to be challenging,” commented Hemmeter. “Although weather conditions have greatly improved, we are still managing the lingering effects of this year’s El Nino which continues to negatively impact our produce sourcing. We are experiencing shortages in our green bean products due to the severe Florida storms this winter and we expect these shortages to last until mid-to-late March. Simultaneously, we are in an over-supply situation on broccoli and cauliflower, as crops that were delayed due to cold weather and are now aggressively maturing due to current warmer weather. Retailers are also evaluating their sourcing strategies. As a result of the industry-wide shortages of product these past several months, some retailers who have sourced packaged fresh vegetable products with a single supplier in the past, have made the decision to switch to a minimum of two sources for their packaged fresh vegetable products to mitigate future risk of shortages. Given this continued volatility, we cannot reasonably estimate at this time the impact these changes will have on our fiscal year 2016 results. However, before including the one-time non-cash tradename asset write-down, we believe fiscal year 2016 net income results will fall well below the bottom end of our most recent guidance. We will provide an update at the end of March when we release our third quarter results.”

“Apio is the #1 provider of branded packaged vegetables in North America. With our fresh packaged assortment of bean products soon to be sold under our Eat Smart brand, we can offer consumers a broader portfolio of high quality produce items under a single brand and create a more consistent appearance on shelf for our customers. As consumers strive to eat healthier, we will continue to focus on innovating new Eat Smart products that are healthy, delicious and convenient. Over time this strategy will continue to increase value for our customers, consumers and shareholders,” concluded Hemmeter.

About Landec Corporation

Landec Corporation is a company that leverages its proprietary polymer technologies, application development and innovation capabilities to develop and commercialize new products in food and biomaterials markets. Landec’s subsidiary, Apio, has become the leader in US fresh-cut specialty packaged vegetables sold in North America based on combining Landec’s proprietary food packaging technology with the capabilities of large scale processing and national distribution. Lifecore Biomedical, a subsidiary of Landec, is a premium supplier of hyaluronan-based materials and medical products to ophthalmic, orthopedic and veterinary markets worldwide. In addition, Lifecore Biomedical provides specialized aseptic fill and finish services in a cGMP (current good manufacturing practices) validated manufacturing facility for supplying commercial, clinical and pre-clinical products. Landec will also periodically work with market-leading companies to develop and commercialize differentiated polymer-based products under R&D and royalty agreements. For more information about the company, visit Landec’s website at www.landec.com.

Important Cautions Regarding Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability to achieve acceptance of the Company's new products in the market place, weather conditions that can affect the supply and price of produce, the amount and timing of research and development funding and license fees from the Company's collaborative partners, the timing of regulatory approvals, the mix between domestic and international sales, and the risk factors listed in the Company’s Form 10-K for the fiscal year ended May 31, 2015 (See item 1A: Risk Factors) which may be updated in Part II, Item 1A Risk Factors in the Company’s Quarterly Reports on Form 10-Q. As a result of these and other factors, the Company expects to continue to experience significant fluctuations in quarterly operating results and there can be no assurance that the Company will remain consistently profitable. The Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

 3